Exhibit 99.1

Supplemental Financial Information

21st Century Oncology, Inc. (21C), a subsidiary of the Company, has payment obligations under the senior secured credit facility, and Senior Notes that are guaranteed by the Company. The Company owns 100% of 21C and certain domestic subsidiaries of 21C, all of which are, directly or indirectly, 100% owned by 21C (the “Subsidiary Guarantors” and, collectively with the Company, the “Guarantors”). Such guarantees are full, unconditional and joint and several. The consolidated joint ventures, foreign subsidiaries and professional corporations of the Company are non-guarantors. The following supplemental financial information sets forth, on an unconsolidated basis, selected balance sheet accounts, revenues and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) information.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information

June 30, 2016

	Parent
Selected Balance Sheets Accounts	Issuer &
As of June 30, 2016	Guarantor	Non Guarantor	Eliminations	Consolidated
Assets
Cash	26,452	25,754	—	52,206
Current assets (excluding cash)	128,934	46,645	(13,447)	162,132
Long-term assets	959,897	156,746	(226,141)	890,502
Total Assets	1,115,283	229,145	(239,588)	1,104,840

Liabilities
Current portion of debt	1,099,997	2,455	—	1,102,452
Current liabilities (excluding debt)	145,200	18,512	(13,447)	150,265
Long-term debt, less current portion	20,079	4,820	—	24,899
Long-term liabilities (excluding debt)	178,462	43,408	(108,831)	113,039
Total Liabilities	1,443,738	69,195	(122,278)	1,390,655

	Parent
Selected Income Statement Accounts	Issuer &
For the Six Months Ended June 30, 2016	Guarantor	Non Guarantor	Eliminations	Consolidated

Total Revenues	420,674	137,613	(29,606)	528,681

EBITDA	70,254	16,158	(6,873)	79,539
EBITDA Adjustments:
Intercompany equity investments	(6,873)	—	6,873	—
Net income attributable to noncontrolling interest	—	3,112	—	3,112
Noncontrolling interest cash distributions	—	(1,407)	—	(1,407)
Gain on the contribution of a radiation facility to a joint venture	(12,629)	—	—	(12,629)
Gain on BP settlement	(517)	—	—	(517)
Impairment loss	1,825	—	—	1,825
Fair value adjustment of earn-out liabilities	1	—	—	1
Fair value adjustment of embedded derivatives and other financial instruments	(12,790)	—	—	(12,790)
Other expenses	3,659	76	—	3,735
Non-cash expenses	1,496	137	—	1,633
Sale-lease back adjustments	(582)	—	—	(582)
Acquisition-related costs	959	31	—	990
Litigation matters	1,252	—	—	1,252
Expenses associated with debt/waiver amendments and restatement of previously issued financial statements	8,181	—	—	8,181
Sub-total	54,236	18,107	—	72,343
Allocated share of Non-Guarantor EBITDA to Guarantor	12,403	(12,403)	—	—
Pro-Forma Adjusted EBITDA	66,639	5,704	—	72,343

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information

June 30, 2015

	Parent
Selected Balance Sheets Accounts	Issuer &
As of December 31, 2015	Guarantor	Non Guarantor	Eliminations	Consolidated
Assets
Cash	48,336	16,875	—	65,211
Current assets (excluding cash)	121,775	44,283	(9,992)	156,066
Long-term assets	895,264	170,023	(182,703)	882,584
Total Assets	1,065,375	231,181	(192,695)	1,103,861

Liabilities
Current portion of debt	1,020,343	3,534	—	1,023,877
Current liabilities (excluding debt)	169,946	28,556	(9,912)	188,590
Long-term debt, less current portion	43,728	5,505	—	49,233
Long-term liabilities (excluding debt)	138,867	44,104	(74,927)	108,044
Total Liabilities	1,372,884	81,699	(84,839)	1,369,744

	Parent
Selected Income Statement Accounts	Issuer &
For the Six Months Ended June 30, 2015	Guarantor	Non Guarantor	Eliminations	Consolidated

Total Revenues	355,806	240,094	(42,054)	553,846

EBITDA	5,179	23,794	(12,930)	16,043
EBITDA Adjustments:
Intercompany equity investments	(12,930)	—	12,930	—
Net income attributable to noncontrolling interest	—	4,080	—	4,080
Noncontrolling interest cash distributions	—	(2,022)	—	(2,022)
Early extinguishment of debt	37,390	—	—	37,390
Fair value adjustment of earn-out liabilities	(1,644)	1,114	—	(530)
Fair value adjustment of embedded derivatives and other financial instruments	7,135	—	—	7,135
Other expenses	3,821	124	—	3,945
Non-cash expenses	2,111	238	—	2,349
Sale-lease back adjustments	(764)	—	—	(764)
Acquisition-related costs	2,230	149	—	2,379
Litigation matters	18,519	—	—	18,519
Sub-total	61,047	27,477	—	88,524
Allocated share of Non-Guarantor EBITDA to Guarantor	18,866	(18,866)	—	—
Pro-Forma Adjusted EBITDA	79,913	8,611	—	88,524

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information

June 30, 2016

	Parent
Selected Income Statement Accounts	Issuer &
For the Three Months Ended June 30, 2016	Guarantor	Non Guarantor	Eliminations	Consolidated

Total Revenues	203,925	69,695	(15,237)	258,383

EBITDA	25,909	8,115	(3,308)	30,716
EBITDA Adjustments:
Intercompany equity investments	(3,308)	—	3,308	—
Net income attributable to noncontrolling interest	—	1,316	—	1,316
Noncontrolling interest cash distributions	—	(1,193)	—	(1,193)
Gain on BP settlement	(517)	—	—	(517)
Impairment loss	1,825	—	—	1,825
Fair value adjustment of embedded derivatives and other financial instruments	(10,255)	—	—	(10,255)
Other expenses	2,189	43	—	2,232
Non-cash expenses	739	54	—	793
Sale-lease back adjustments	(292)	—	—	(292)
Acquisition-related costs	336	22	—	358
Litigation matters	386	—	—	386
Expenses associated with debt/waiver amendments and restatement of previously issued financial statements	7,981	—	—	7,981
Sub-total	24,993	8,357	—	33,350
Allocated share of Non-Guarantor EBITDA to Guarantor	5,725	(5,725)	—	—
Pro-Forma Adjusted EBITDA	30,718	2,632	—	33,350

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information

June 30, 2015

	Parent
Selected Income Statement Accounts	Issuer &
For the Three Months Ended June 30, 2015	Guarantor	Non Guarantor	Eliminations	Consolidated

Total Revenues	178,423	121,868	(22,078)	278,213

EBITDA	(17,499)	12,073	(11,616)	(17,042)
EBITDA Adjustments:
Intercompany equity investments	(11,616)	—	11,616	—
Net income attributable to noncontrolling interest	—	1,821	—	1,821
Noncontrolling interest cash distributions	—	(1,058)	—	(1,058)
Early extinguishment of debt	37,390	—	—	37,390
Fair value adjustment of earn-out liabilities	(1,876)	886	—	(990)
Fair value adjustment of embedded derivatives and other financial instruments	5,442	—	—	5,442
Other expenses	1,937	71	—	2,008
Non-cash expenses	1,303	35	—	1,338
Sale-lease back adjustments	(315)	—	—	(315)
Acquisition-related costs	979	90	—	1,069
Litigation matters	16,578	—	—	16,578
Sub-total	32,323	13,918	—	46,241
Allocated share of Non-Guarantor EBITDA to Guarantor	9,556	(9,556)	—	—
Pro-Forma Adjusted EBITDA	41,879	4,362	—	46,241